Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2021 (May 19, 2021, as to the convenience translation described in Note 2), relating to the financial statements of Zhangmen Education Inc., appearing in the Registration Statement (No. 333-256281) on Form F-1 of Zhangmen Education Inc.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

July 22, 2021